Exhibit 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT

BY AND BETWEEN PROTEONOMIX, INC. AND MICHAEL COHEN

This amended agreement (the “Agreement”) is made as of this 1ST day of July, 2009, to an employment agreement originally executed on January 5, 2005, as restated January 4, 2008, (the “Employment Agreement”) by and between National Stem Cell Holding, Inc., (renamed Proteonomix, Inc.) a Delaware corporation (“PROT)  with an address a 187 Mill Lane, Mountainside, New Jersey 07092 and Michael Cohen, with an address at7 Stanford Court, West Orange, New Jersey 07052 (the Employee”) (the parties hereto are herein referred to as the “Parties”).

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and as set forth in the Employment Agreement, the Employment Agreement is hereby amended as follows:

1.

The Employee and his brother, Jacob Cohen, co-owned all rights, title and interest in and to certain technologies embodied in patent applications therefor  (the “Technologies”) with the U.S. Patent and Trademark Office filed on December 19, 2006, as follows: Patent Application Serial No. 60/875,558 (Umbilical Cord Stem Cell Secreted Product Derived Topical Compositions and Methods of Use Thereof), and Patent Application Serial No. 60/875,553 (Embryonic Germ Cell Secreted Product Derived Topical Compositions and Methods of Use Thereof) (herein, the “Properties”); and assigned the Techynologies to PROT for consideration of (a) 50,000 Shares of PROT’s Series C Preferred Stock, par value $.001 per share and (b) the right (the “Right”)  to receive 20% of the common stock of PROT’s subsidiary, Proteoderm, Inc. in the event Proteoderm, Inc. shall become a public company. The Right shall be non-transferable except to the JSM Family Trust

2.

Commencing on the date hereof, for any patent application or grant in which the Employee is named as investigator or inventor which is assigned to PROT or to NSC, or any successor, the Employee shall receive 50,000 Shares of PROT’s Common Stock.

3.

The Employee’s monthly car rental reimbursement allowance is increased from $750 to $1,000.

4.

To the extent that any clause herein is contradicted by a clause in the Employment Agreement, the clause herein shall supersede the clause in the Employment Agreement.

5.

The term of the Agreement shall be for a period of five years from the date hereof, and will automatically renew for an additional five-year period unless terminated in writing in accordance with the Employment Agreement.

6.

That portion of the Employment Agreement allowing for the continuation of the Employee’s benefit (the “{Benefits”), including but not limited to options if any, for a period of thirty-six months after termination, is amended to reflect that the Benefits are applicable upon the death of the Employee, and that the payment of the continued compensation pursuant to the Agreement shall be made to the JSM Family Trust

7.

Clauses in the Employment Agreement not affected by the Agreement shall remain in full force and effect.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

PROTEONOMIX, INC.

/s/ Joel Pensley

/s/ Michael Cohen

Joel Pensley, Secretary

Michael Cohen

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